NEWS

RELEASE

MOD-PAC CORP. × 1801 Elmwood Avenue × Buffalo, NY  × 14207

For more information contact:

Kei Advisors LLC

Deborah K. Pawlowski

716.843.3908

Dpawlowski@keiadvisors.com

FOR IMMEDIATE RELEASE

MOD-PAC CORP. Increases Share Repurchase Authorization
to 200,000 Shares

BUFFALO, NY, August 29, 2011 -- MOD-PAC CORP. (NASDAQ: MPAC) (the “Company”), a manufacturer of custom and stock paper board packaging and provider of personalized print products, announced today that its Board of Directors has authorized an increase of the existing share repurchase program up to an aggregate of 200,000 shares of the Company’s common stock.  The previous share repurchase program, which was announced on May 4, 2011, had a remaining authorization of 17,461 shares.

“The increased share repurchase authorization demonstrates our continued confidence in the strength and growth prospects of our business and underscores our commitment to deliver long-term value to our shareholders,” said Daniel G. Keane, President and CEO of MOD-PAC CORP.

Repurchases are expected to be made from time to time on the open market or in privately negotiated transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, subject to market and business conditions, applicable legal requirements and other factors. The repurchases will be funded using the Company’s available cash balances and cash generated from operations. The program does not obligate the Company to acquire any particular amount of common stock and may be modified, suspended or terminated at any time at the Company’s discretion in accordance with Rule 10b-18.

ABOUT MOD-PAC CORP.

MOD-PAC CORP. is a high value-added, on demand print services firm providing products and services in two product categories: folding cartons and personalized print. Within folding cartons, MOD-PAC provides CUSTOM FOLDING CARTONS for branded and private label consumer products in the food and food service, healthcare, medical and automotive industries. The Company also offers a line of STOCK PACKAGING primarily to the retail confectionary industry. MOD-PAC’s PERSONALIZED PRINT product line is a comprehensive offering for consumer and corporate social occasions.

MOD-PAC’s strategy for growth is to leverage its capabilities to innovate and aggressively integrate technology into its production operations providing cost-effective solutions for its customers. Through its large, centralized facility, the Company has captured significant economies of scale by channeling large numbers of small-to-medium-sized orders through its operations due to its rapid order change out skills. Applying its lean manufacturing processes coupled with state-of-the-art printing technologies, MOD-PAC is able to address short-run, highly variable content needs of its customers with quick turn around times relative to industry standards.

Additional information on MOD-PAC can be found at its website: http://www.modpac.com.

Safe Harbor Statement:
This news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of

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MOD- PAC CORP. Increases Share Repurchase Authorization to 200,000 Shares

August 29, 2011

1934, as amended. One can identify these forward-looking statements by the use of the words such as "expect," "anticipate," "plan," "may," "will," "estimate" or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors, which could cause actual results to differ materially, include market events, competitive pressures, changes in technology, customers preferences and choices, success at entering new markets, the execution of its strategy, marketing and sales plans, the rate of growth of internet related sales, the effectiveness of agreements with print distributors and other factors which are described in MOD-PAC’s annual report on Form 10K on file with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information in this news release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

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